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                                                                 EXHIBIT 3.22.03


                                                        ENDORSED
                                                         FILED
                                        In the office of the Secretary of State
                                              and the State of California

                                                      MAR 10 1986
                                           MARCH FONG EU, Secretary of State
                                                     By BILL HOLDEN
                                                         Deputy


                           CERTIFICATE OF OWNERSHIP

                                       OF

               INSPIRATIONAL MEDIA OF SOUTHERN CALIFORNIA, INC.
               ------------------------------------------------



     Edward G. Atsinger III and Eric H. Halvorson certify that:

     1. They are the president and secretary, respectively, of Inspirational Media of Southern California, Inc., a California corporation.

     2. Inspirational Media of Southern California, Inc., a California corporation, is the parent corporation of New Inspiration Broadcasting Company, Inc., a California corporation. The parent corporation owns one hundred percent (100%) of the stock of the subsidiary corporation.

     3. On December 26, 1985, the Board of Directors of this corporation adopted the following resolutions:

               RESOLVED, that New Inspiration Broadcasting Company, Inc., a California corporation, and a wholly owned subsidiary of this corporation be merged with and into this corporation;

               RESOLVED FURTHER, that this corporation agrees to assume all the obligations and liabilities of New Inspiration Broadcasting Company, Inc.;

               RESOLVED FURTHER, that the president and secretary of this corporation are authorized and directed to execute, verify and file a Certificate of Ownership, a Corporate Assumption of Tax Liability, and to take all other actions they consider necessary and proper to consummate the merger; and

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               RESOLVED FURTHER, that the Articles of Incorporation shall be amended by revising Article I to read as follows:

               "1.     The name of this corporation is New Inspiration
          Broadcasting Company, Inc."

                                           /s/ Edward G. Atsinger III
                                    --------------------------------------------
                                    EDWARD G. ATSINGER III
                                    President


                                           /s/ Eric H. Halvorson
                                    --------------------------------------------
                                    ERIC H. HALVORSON
                                    Secretary

     Each of the undersigned declares under penalty of perjury that the statements in the above Certificate are true of his own knowledge and that this Declaration was executed on January 20, 1986, at Camarillo, California.




                                           /s/ Edward G. Atsinger III
                                    --------------------------------------------
                                    EDWARD G. ATSINGER III
                                    President



                                           /s/ Eric H. Halvorson
                                    -------------------------------------------
                                    ERIC H. HALVORSON
                                    Secretary

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